SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C.  20549
                         SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934
                            (Amendment No.  )

Filed by the Registrant      X
Filed by a Party other than the Registrant

Check the appropriate box:

   Preliminary Proxy Statement
X  Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        TUCSON ELECTRIC POWER COMPANY
-------------------------------------------------------------------------------
               (Name of the Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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   previously.  Identify the previous filing by registration statement
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-

                 TUCSON ELECTRIC POWER COMPANY
                     220 West Sixth Street
                          P.O. Box 711
                     Tucson, Arizona 85702


Charles E. Bayless
Chairman of the Board                              (520) 571-4000

                                                   March 31, 1997
Dear Shareholder:

      You are cordially invited to attend the Annual Meeting (the "Meeting") of Shareholders of Tucson Electric Power Company (the "Company") to be held on May 9, 1997. The Meeting will begin at 10:00 a.m., Tucson time, at Marriott University Park, 880 East Second Street, Tucson, Arizona.

      At the Meeting you will be asked to elect a Board of Directors for the ensuing year. During the Meeting, a report will be given on the operations of the Company. Directors and officers of the Company will be present to respond to questions that shareholders may have.

      Please  fill out, sign, date and return the enclosed  Proxy
Card  promptly.  If you attend the Meeting and wish to vote  your
shares personally, you may revoke your proxy at that time.   Your
interest is very much appreciated.


                            Sincerely yours,

                            TUCSON ELECTRIC POWER COMPANY



                            Charles E. Bayless
                            Chairman of the Board, President and
                              Chief Executive Officer






                 TUCSON ELECTRIC POWER COMPANY
                     220 WEST SIXTH STREET
                          P.O. BOX 711
                     TUCSON, ARIZONA 85702         (520) 571-4000


      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS MAY 9, 1997

To the Shareholders of
   TUCSON ELECTRIC POWER COMPANY

      Notice is hereby given that the Annual Meeting (the "Meeting") of Shareholders of Tucson Electric Power Company (the "Company") will be held on the 9th day of May, 1997, at Marriott University Park, 880 East Second Street, Tucson, Arizona, at 10:00 a.m., Tucson time, for the purposes of:

          (1) electing a Board of Directors for the ensuing year; and

          (2)   transacting such other business as  may  properly
          come   before   the  Meeting  or  any  adjournment   or
          adjournments thereof.

      The holders of record of Common Stock at the close of business on March 17, 1997, will be entitled to vote at the
Meeting and at any adjournments thereof. Proxy soliciting material is first being sent or given to shareholders on March 31, 1997.

                              By order of the Board of Directors,




                              Dennis R. Nelson
                              Secretary

Dated:  March 31, 1997

IMPORTANT:  Your presence at the Meeting is desired, but  if  you cannot be present, please fill out, sign, date and return the enclosed form of proxy in the envelope provided. Due to the number of shareholders, your cooperation in returning your proxy promptly is essential and will be very much appreciated.

      YOUR  VOTE IS IMPORTANT, REGARDLESS OF HOW MANY SHARES  YOU
OWN.


     TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED
PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                          PROXY STATEMENT

GENERAL

      This Proxy Statement is being mailed to shareholders in connection with the solicitation, by and on behalf of the Board of Directors of Tucson Electric Power Company (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on May 9, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any and all adjournments of the Meeting.

     An appropriate form of proxy for execution by shareholders is enclosed. Any shareholder giving a proxy has the right to revoke the same by giving notice to the Company in writing, directed to the Secretary, or in person at the Meeting at any time before the proxy is exercised.

      The entire cost of the solicitation of proxies will be borne by the Company. Solicitations will be made by the Company primarily by use of the mails. Additional solicitation of brokers, banks, nominees and institutional investors may be made pursuant to a special engagement of Beacon Hill Partners, Inc. at a cost to the Company of approximately $3,500 plus reasonable out-of-pocket expenses. If necessary to obtain reasonable representation of shareholders at the Meeting, solicitations may also be made by telephone, facsimile or personal interview. The Company will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of such stock or request authority for the execution of the proxies, and will reimburse such brokers or other persons for their expense in so doing.

      In accordance with the Company's Bylaws, the Board of Directors has fixed March 17, 1997 as the record date for the determination of shareholders entitled to vote at the Meeting and at any and all adjournments thereof. The stock transfer books will not be closed.

      Representatives of Deloitte & Touche LLP, the Company's independent auditors, are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

VOTING OF SHARES

      At March 17, 1997, the Company had outstanding 32,135,807 shares of Common Stock no par value ("Common Stock"). At March 17, 1997, there were 30,674 shareholders of record of the Common Stock. Holders of Common Stock will be entitled to one vote per share, subject to cumulative voting rights in the election of Directors as described below.

      Under Arizona General Corporation Law, a majority of the shares entitled to vote on any single subject matter which may be brought before the Meeting will constitute a quorum, and business may be conducted once a quorum is represented at the Meeting. Except as otherwise specified by law, if a quorum exists, action on a matter other than the election of Directors will be deemed approved if the votes cast "For" such matter exceed votes cast "Against" it.

     In the election of Directors, each holder of shares of Common Stock has the right to cumulate his votes by casting as many votes in the aggregate as shall equal the number of his shares of Common Stock multiplied by the number of Directors to be elected, and he may cast the whole number of such votes for one nominee or distribute such votes among two or more nominees. If a quorum is present, directors are elected by a plurality of the votes cast by the shares entitled to vote. Withheld votes will be counted as being represented at the Meeting for quorum purposes but will not have an effect on the vote.

     The shares represented by an executed proxy will be voted for the election of Directors, or withheld in accordance with the specifications made in said proxy. If no specification is made in said proxy, the proxy will be voted "FOR" the nominees listed herein.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      As of March 17, 1997, the following person was known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock:

                    Name and address       Amount and Nature of      Percent
  Title of Class    of Beneficial Owner    of Beneficial Ownership   of Class
  --------------    -------------------    -----------------------   --------
  Common            U.S. Bancorp              1,925,005 (1)             6.0%
                    111 S.W. Fifth Avenue
                    Portland, OR  97204
____________________

(1) In a statement dated February 14, 1997, filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, U.S. Bancorp indicated that, as of December 1996, it is the beneficial owner of 1,925,005 shares, or 6% of the outstanding Common Stock of the Company.

     Of   the  total  1,925,005  shares,  929,020  (2.9%  of   the
     outstanding Common Stock), is beneficially owned by Qualivest Capital Management, Inc., which is a wholly-owned subsidiary of United States National Bank of Oregon, itself a wholly-owned subsidiary of U.S. Bancorp. Qualivest Capital Management, Inc. is an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, and acts as investment advisor to The Qualivest Funds, an investment company registered under Section 8 of the Investment Company Act of 1940.

     The remaining 995,985 shares (3.1% of the outstanding Common Stock) are held by the Trust Group of U.S. Bancorp. U.S. Bancorp is a national bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934.

      All but one of the owner participants in the Company's lease of Unit 1 of the Springerville Generating Station submitted a "no-action" request to the staff of the SEC regarding their status under the Public Utility Holding Company Act of 1935, as amended ("Holding Company Act"). In connection with such "no-action"
request, each such owner participant entered into a separate voting agreement with the Company (each, a "Voting Agreement") with respect to the shares of Common Stock and warrants to purchase Common Stock ("Warrants") which such owner participant received as part of the 1992 comprehensive restructuring of the Company's obligations to certain of its creditors, major suppliers and lease participants, as well as the reclassification of all shares of the Company's previously outstanding preferred stock into Common Stock (the "Financial Restructuring"). Under the Financial Restructuring, such owner participants received, in the aggregate, approximately 8.9% of the total number of shares of Common Stock outstanding at the date of the closing of the Financial Restructuring on December 15, 1992 (the "Closing") (but before giving effect to the exercise of the Warrants) and Warrants in an aggregate amount of approximately 6.75% of the total number of shares of Common Stock at the date of the Closing. Each Voting Agreement constitutes an irrevocable proxy of the owner participant directing the Company to vote those shares issued to it under the Financial Restructuring (including shares issuable upon the exercise of the Warrants) in the same proportion as the votes cast for and against any particular matter by the other holders of Common Stock voting on such matter. However, an owner participant has the right to vote or direct the voting of the shares of Common Stock held by it upon the occurrence of any of the following events: (i) a default under the Springerville Unit 1 leases; (ii) a default by the Company in respect of obligations with an aggregate amount in excess of $500,000; or (iii) the institution of bankruptcy or similar proceedings by or against the Company or any of its affiliates. In the event of any sale or disposition of the shares that are subject to a Voting Agreement to a person who is not an owner participant or an affiliate thereof, the shares sold would no longer be subject to that Voting Agreement.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth as of March 17, 1997, the number and percentage of shares beneficially owned, along with the nature of such beneficial ownership, by each of the Company's Directors and nominees, the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company during 1996, and all directors and executive officers as a group.

                                                             Allocable Amount
                                                                of Shares
                               Amount and Nature              under Deferred
 Title       Name of            of Beneficial     Percent     Compensation
of Class   Beneficial Owner      Ownership (1)    of Class    Stock Plan (2)
--------   ----------------    -----------------  --------    ----------------
Common   Elizabeth T. Alexander      1,000 (3)        *             983
         Director
Common   Charles E. Bayless         17,267 (4)        *           7,659
         Chairman, President
         and CEO
Common   Jose L. Canchola            1,400 (5)        *             404
         Director
Common   John L. Carter              7,000            *               -
         Director
Common   John A. Jeter               2,200 (5)        *             597
         Director
Common   R. B. O'Rielly              1,480 (5)        *           1,630
         Director
Common   Martha R. Seger             1,240 (5)        *           1,748
         Director
Common   Donald G. Shropshire        1,500 (5)        *               -
         Director
Common   H. Wilson Sundt             2,800 (5)(6)     *               -
         Director
Common   James S. Pignatelli         8,310 (7)        *               -
         Senior Vice President and
         Chief Operating Officer
Common   Ira R. Adler                9,219 (8)        *               -
         Senior Vice President
         and Chief Financial
         Officer
Common   Romano Salvatori            1,887 (9)        *           1,147
         Vice President -
         Independent Power
Common   George W. Miraben           4,266 (10)       *             562
         Senior Vice President -
         Policy and Human Resources
Common   All directors and          93,711 (11)       *          16,083
         executive officers as
         a group
___________________

*   Represents  less  than l% of the outstanding Common  Stock  of the Company.
(1) Based on information furnished by executive officers and directors. Includes shares subject to options exercisable within 60 days.
(2) Represents stock held in trust under the Deferred Compensation Plan. With the cash compensation deferred, the trust invests in Common Stock quarterly. Distributions under the Deferred Compensation Plan are made in Common Stock. Until the Common Stock is distributed, executive officers and directors are not the beneficial owners of such shares. The number of shares set forth includes shares purchased through the last quarterly purchase on January 15, 1997.
(3) Includes  800 shares subject to options exercisable within  60 days.
(4) Includes 16,267 shares subject to options exercisable within 60 days.
(5) Includes 1,200 shares subject to options exercisable within 60 days.
(6) Includes 1,000 shares held by a corporation with which Mr. Sundt is associated.
(7) Includes 7,910 shares subject to options exercisable within 60 days.
(8) Includes 8,320 shares subject to options exercisable within 60 days.
(9) Includes 1,887 shares subject to options exercisable within 60 days.
(10)Includes 4,206 shares subject to options exercisable within 60 days.
(11)Includes 74,344 shares subject to options exercisable within 60 days.

                            PROPOSAL 1
                       ELECTION OF DIRECTORS

GENERAL

     Nine Directors are to be elected at the Meeting, to serve for the ensuing year and until their successors shall have been elected and shall have qualified. The votes applicable to the shares represented by executed proxies in the form enclosed, unless withheld, will be cast for the nine nominees listed below, or, in the discretion of the persons acting as proxies, will be voted cumulatively for one or more of such nominees, all of whom are present members of the Board of Directors. All of the nominees have consented to serve if elected. If any nominee becomes unavailable for any reason or a vacancy should occur before the election (which events are not anticipated), it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees.

                                                            DIRECTOR
              NAME AND PRINCIPAL OCCUPATION          AGE      SINCE
              -----------------------------          ---    ---------
(1)(2) ELIZABETH   T.  ALEXANDER,  President   and    57       1995
       Treasurer of L & C Gourmet Products, Inc., an agricultural product marketing company, and Director of International Marketing of Santa Cruz Valley Pecan Co. since 1982.

       CHARLES  E. BAYLESS, Chairman of the  Board    54       1990
       of  Directors since January 1992; President
       and  Chief Executive Officer of the Company
       since July 1990; Senior Vice President  and
       Chief  Financial  Officer  of  the  Company
       from   December  1989  until   July   1990;
       Director of Trigen Energy Corporation.

(1)(2) JOSE   L.  CANCHOLA,  President  and  Chief    65       1992
(3)    Executive Officer of Canchola Group,  Inc.,
       holder of several restaurant franchises  in
       Tucson  and  Nogales, Arizona, since  1972;
       Member  of McDonald's Corporation Operators
       Advisory   Board   from   1981   to   1993;
       National    Franchise    Director,     U.S.
       Department of Commerce, Office of  Minority
       Business Enterprise from 1974 to 1976.

(2)    JOHN  L.  CARTER, Executive Vice  President    62       1996
       and  Chief  Financial Officer of Burr-Brown
       Corporation from 1993 to 1996; President and Chief Executive Officer of Qualtronics
       Manufacturing, Inc. from 1987 to 1996.

(1)(2) JOHN   A.   JETER,   independent   business    66       1994
(3)    consultant  since  1991;  partner  in   the
       accounting firm of Arthur Andersen   &  Co.
       from 1967 to 1991.

(1)(2) R.   B.  O'RIELLY,  President  of  O'Rielly    67       1989
(3) Motor Company, an automobile dealership management company, since 1955; Director of Banc One Arizona Corporation and Bank
       One Arizona, N.A.

(2)    MARTHA  R.  SEGER,  Distinguished  Visiting    65       1992
       Professor  of  Finance,  American  Graduate
       School  of  International  Management  from
       1993    to    present;   John    M.    Olin
       Distinguished  Fellow  at  the  Karl  Eller
       Center  for  the  Study of  Private  Market
       Economy  at the University of Arizona  from
       1991  to  1993;  Financial  Economist   and
       Governor  of  the  Federal  Reserve  System
       from  1984  until 1991; Director  of  Amoco
       Corporation,   Xerox  Corporation,   Kroger
       Company,   Fluor  Corporation,   Amerisure,
       Johnson   Controls  Inc.,   and   Providian
       Corporation.

(2)(3) DONALD  G.  SHROPSHIRE,  retired  President     69      1992
       and   Chief  Executive  Officer  of  Tucson
       Medical   Center,  TMC  Health  Enterprises
       Inc.  and  TMC  Foundation,  from  1982  to
       1992, having served as Administrator of Tucson Medical Center from 1967 to 1982;
       Chairman  of the Board of Healthways,  Inc.
       and  Partners  in Health Maintenance,  Inc.
       from 1985 to September 1992.

(1)(3) H.  WILSON SUNDT, Chairman of the Board and     64      1976
       Chief  Executive Officer of Sundt  Corp,  a
       general   construction  contracting   firm,
       since  1979,  having  served  as  President
       from 1979 until July 1983.
____________________

(1) Member of Nominating Committee.
(2) Member of Audit Committee.
(3) Member of Compensation Committee.

     As noted above, Dr. Seger is a member of the Board of Directors of Providian Corporation. Providian is a debt participant in the Company's leases of Springerville Unit 1 and also holds certain of the Company's first mortgage bonds. Dr. Seger has advised the Company that she does not intend to participate in any deliberations or actions of either the Board of Directors of the Company or of the Board of Directors of Providian, with respect to any matter involving the other company.

COMMITTEE FUNCTIONS

     The  functions  of  the Audit Committee  are  to  select  and recommend  to  the  Board  of  Directors  a  firm  of  independent certified public accountants to audit annually the financial statements of the Company; to review and discuss the scope of such audit; to receive and review the audit reports and recommendations; to transmit recommendations, if any, of the Audit Committee to the Board of Directors; to review with the internal audit department of the Company, from time to time, the accounting and internal control procedures of the Company and make recommendations to the Board of Directors for any changes deemed necessary in such procedures; and to perform such other functions as the Board of Directors from time to time shall delegate to that Committee. The Audit Committee held 4 meetings in 1996.

     The functions of the Compensation Committee are to review the performance of the Company's officers and directors and to make recommendations to the Board of Directors with respect to officers' and directors' compensation. The Compensation Committee held 4 meetings in 1996.

     The functions of the Nominating Committee are to interview potential directors of the Company and to nominate and recommend to the shareholders and directors, as the case may be, qualified persons to serve as directors. The Nominating Committee held 1 meeting in 1996. At such times as director vacancies occur, the Nominating Committee will consider written recommendations for the Board of Directors which have been received from shareholders. Recommendations must include detailed biographical material indicating the candidate's qualifications and also a written statement from the candidate of willingness and availability to serve. Recommendations should be directed to the Corporate Secretary, Tucson Electric Power Company, P.O. Box 711, Tucson, Arizona 85702.

     The Board of Directors held a total of 11 regular meetings in 1996.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following tables set forth certain information concerning compensation of, stock option grants to, and stock options/SARs held by the Company's Chief Executive Officer and the four most highly compensated executive officers at December 31, 1996.

                    SUMMARY COMPENSATION TABLE

                                                  Long-Term
                                                Compensation
                                                   Awards
                                                   ------
                                                  Securities
                                 Annual           Underlying       All Other
    Name and                   Compensation       Options/SARs    Compensation
Principal Position  Year    Salary ($) Bonus($)     (#)(2)           ($)(1)
------------------  ----    ------------------    ------------    ------------
Charles E. Bayless  1996     423,881   242,250       36,196           47,863
President and       1995     394,905   157,964       17,430            6,750
Chief Executive     1994     364,152   186,170       15,687            6,750
Officer

James S. Pignatelli 1996     256,462   113,288       13,109            8,561
Senior Vice         1995     234,808    80,507        8,883            6,750
President and       1994      65,154    94,881        7,424            2,285
Chief Operating
Officer

Ira R. Adler        1996     235,400   100,633        9,652           61,073
Senior Vice         1995     234,808    80,507        8,883            6,750
President and       1994     212,572    94,881        7,632            6,750
Chief Financial
Officer

Romano Salvatori    1996     199,231    71,250        9,652           24,058
Vice President -    1995     180,001    51,300        5,661            6,750
Independent Power   1994      68,308        --           --               --

George W. Miraben   1996     174,376    76,950        9,652           19,096
Senior Vice         1995     160,097    45,743        5,047            6,750
President - Policy  1994     129,426    53,910        3,786            6,008
and Human
Resources
__________________

(1)All Other Compensation is comprised of the Company's contributions to the Company's Triple Investment Plan for Salaried Employees (401(k) Plan)($6,750 for each named executive officer in 1996), with the balance in 1996 attributable to a one-time payment for vacation accrued and unused for all years of service with the Company.
(2)Restated 1995 and 1994 amounts to reflect the May 1996 one-for-five reverse split of the Company's Common Stock.

             OPTION/SAR GRANTS IN LAST FISCAL YEAR
                         Individual Grants

           Number of      Percent                           Potential Realizable
           Securities    of Total                             Value at Assumed
           Underlying    Options/SARs                      Annual Rates of Stock
           Options/SARs  Granted to     Exercise              Price Appreciation
            Granted      Employees in    Price   Expiration    for Option Term
  Name         (#)       Fiscal Year     ($/Sh)     Date       5%($)     10%($)
  ----     ----------    ------------  --------  ----------    -----     -----
Charles E.   36,196       17.9%          13.00     7/12/06     295,925  749,932
Bayless

James S.     13,109        6.5%          13.00     7/12/06     107,174  271,601
Pignatelli

Ira R.        9,652        4.8%          13.00     7/12/06      78,911  199,976
Adler

Romano        9,652        4.8%          13.00     7/12/06      78,911  199,976
Salvatori

George W.     9,652        4.8%          13.00     7/12/06      78,911  199,976
Miraben


     During 1996, the Compensation Committee granted stock options intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), to the executive officers of the Company with exercise prices equal to the market price of the Common Stock at the date of grant. The options vest ratably over a three year period. The aggregate number of shares attributable to the 1996 grants is 201,884.


      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
             AND FISCAL YEAR-END OPTION/SAR VALUES

                                    Number of Securities    Value of Unexercised
                                   Underlying Unexercised       In-the-Money
                                      Options/SARs at          Options/SARs at
            Shares                  Fiscal Year-End (#)     Fiscal Year-End ($)
          Acquired on    Value         Exercisable/             Exercisable/
  Name    Exercise (#)  Realized ($)   Unexercisable            Unexercisable
  ----    -----------   -----------  -------------------   --------------------
Charles E.     --           --           16,267/53,046         6,100/137,530
Bayless

James S.       --           --            7,910/21,506          1,110/49,741
Pignatelli

Ira R.         --           --            8,320/18,118          3,018/38,164
Adler

Romano         --           --            1,887/13,426            708/36,404
Salvatori

George W.      --           --            4,206/14,279          1,578/36,724
Miraben
________________

                        PENSION PLAN TABLE

Remuneration ($)               Years of Service
---------------  ----------------------------------------------
                    15        20       25        30        35

     125,000      32,910    43,880    54,850   54,850    54,850
     150,000      39,492    52,656    65,820   65,820    65,820
     175,000      46,074    61,432    76,790   76,790    76,790
     200,000      52,656    70,208    87,760   87,760    87,760
     225,000      59,238    78,984    98,730   98,730    98,730
     250,000      65,820    87,760   109,700  109,700   109,700
     300,000      78,984   105,312   131,640  131,640   131,640
     400,000     105,312   140,416   175,520  175,520   175,520
     450,000     118,476   157,968   197,460  197,460   197,460
     500,000     131,640   175,520   219,400  219,400   219,400
     550,000     144,804   193,072   241,340  241,340   241,340

     Remuneration is comprised of the officers' average annual compensation during the five consecutive years of employment with the highest compensation within the last 15 years preceding retirement. Compensation is comprised of salary only, shown on the Summary Compensation Table.

    The estimated credited years of service for the Company's most highly compensated executive officers follows:

                                                   Credited
                                                   Years of
           Name                                     Service

       Charles E. Bayless                             7
       James S. Pignatelli                            2
       Ira R. Adler                                  11
       Romano Salvatori                               2
       George W. Miraben                              7


    The amount of the pension benefit is equal to a base of 40% of the compensation for 25 years of service, plus 9.7% of such calculated amount. The estimated benefits shown in the Pension Plan Table are straight life annuities not subject to a reduction for any Social Security benefits. The table also reflects amounts payable under the Excess Benefits Plan which will pay from the general funds of the Company the difference, if any, between the benefits shown in the table above and any benefit payments which may be limited by federal income tax regulations.



            DIRECTOR COMPENSATION FOR LAST FISCAL YEAR

                     Cash Compensation        Security Grants
                     ------------------------------------------
                                                  Number of
                       Annual                     Securities
                      Retainer  Meeting  Number   Underlying
Name and Principal      Fee      Fees      of      Options
Position (1)           ($)(2)   ($)(2)  Shares(#)  SARs (#)
------------------     ------   ------  ---------  --------
Elizabeth T. Alexander 15,000   16,000     ---      1,200
Jose L. Canchola       15,000   20,000     ---      1,200
John L. Carter          3,750    4,000     ---      1,200
John A. Jeter          15,000   20,000     ---      1,200
R.B. O'Rielly          15,000   20,000     ---      1,200
Martha R. Seger        15,000   15,000     ---      1,200
Donald G. Shropshire   15,000   16,000     ---      1,200
H. Wilson Sundt        15,000   16,000     ---      1,200

  (1) Directors who are also executives of the Company are not listed in the above table. They do not receive compensation as directors. Refer to the Summary Compensation Table for information concerning their compensation.

  (2) Amounts shown include cash compensation earned and received as well as amounts earned but deferred at the election of directors.


     Each Director who is not a full-time salaried employee of the Company received an annual cash retainer of $15,000, $1,000 for each Board meeting and $1,000 for each committee meeting attended in 1996. Mr. J. Luther Davis, as Director Emeritus, received monthly compensation in the amount of $2,000. Mr. Davis retired as Director Emeritus on May 14, 1996. In addition, under the 1994 Outside Director Stock Option Plan (the "Plan"), each Director who is not a full-time salaried employee of the Company received a grant of 1,200 Common Stock Options on January 3, 1996 with an exercise price of $15.9375/share, the fair market value of the underlying  stock on the date of grant. Such options vest  in  1/3
increments  on  the 3rd day of January 1997, 1998 and  1999.   Mr.
Carter joined the Board in October 1996, and, pursuant to the Plan, received a grant of 1,200 Common Stock Options on October 4, 1996, at an exercise price of $17.00/share. Mr. Carter's options vest in 1/3 increments on the 4th day of October 1997, 1998 and 1999. Directors who are salaried employees of the Company do not receive compensation in their capacity as members of the Board of Directors.

EXECUTIVE EMPLOYMENT CONTRACTS

     The Company has employment agreements with 12 officers (including the five most highly compensated officers) which become effective in the event of a change in control of the Company (which includes the acquisition of beneficial ownership of 30% of the Common Stock, certain changes in the Board of Directors, or approval by the shareholders of certain mergers or consolidations or upon certain transfers of the Company's assets). The agreements provide that each officer shall be employed by the Company or one of its subsidiaries or affiliates in a position comparable to his current position, with compensation and benefits which, as set forth in each agreement, are at least equal to such officer's then current compensation and benefits, for an employment period of five years after a change in control occurs (subject to earlier termination due to such officer's acceptance of a position with another company, or termination by the Company for cause).

     Following a change in control of the Company, in the event that the officer's employment is terminated by the Company (with the exception of termination due to the officer's acceptance of another position or for cause) or if the officer terminates his employment because of a reduction in position, responsibility, salary or for certain other stated reasons, the officer is entitled to severance benefits in the form of (i) a lump sum payment equal to the present value of his salary and short-term incentive compensation for the next two years under the agreement,
(ii) the present value of the additional amount he would have received under the Retirement Plan if he had continued to be employed for the five-year period after a change in control occurs, (iii) the present value of contributions that would have been made by the Company under the 401(k) Plan if he had continued to be employed for such five-year period, and (iv) the spread on any Company stock options which would have been granted to the officer if he had continued to be employed for two years following such termination. Such officer is also entitled to continue to participate for such five-year period in the Company's health plans, death benefit plans and disability benefit plans. Notwithstanding the above, any payment which is determined to be a parachute payment under the Code shall be limited to the maximum amount permitted to be paid without the imposition of an excess parachute payment excise tax, minus one dollar (and if it shall be determined that the Company has made a payment in excess of this limitation, such excess would become a loan and the officer would be required to repay such amount). Assuming a change in control occurred on December 31, 1996 which resulted in the immediate termination of all five of the Company's most highly compensated officers, the total payments made by the Company pursuant to the said contracts would not be expected to exceed $4,000,000.


              REPORT OF THE COMPENSATION COMMITTEE
                   OF THE BOARD OF DIRECTORS
                   ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for developing and administering  the Company's executive compensation  policies  and programs  and  making recommendations to the  Board  with  respect thereto. In 1996, the Compensation Committee was comprised of five of the Company's independent outside Directors. The Compensation Committee determines the compensation of the Company's executive officers, including Mr. Bayless and the other senior executives named in the Summary Compensation Table (the "Named Executives"), and sets policies for and reviews the compensation awarded to other key members of management. The Company applies a consistent philosophy to compensation for all executive employees, including the Named Executives.

     COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

     The Company's executive compensation policies and programs generally are intended to (i) relate the compensation of employees to the success of the Company and the creation of shareholder value; and (ii) attract, motivate and retain highly qualified executives. In 1996, the Company continued its compensation program developed in 1994 with the assistance of an external consultant. The program is intended to provide competitive pay levels which are linked to the achievement of the Company's strategic objectives.

     The  Company's 1996 compensation program consisted  of  three
components:    (i)   base   salary,  (ii)   short-term   incentive
compensation and (iii) long-term incentive compensation.

BASE SALARIES

     The base salary component of compensation is intended to be competitive with that paid by comparable companies in the electric industry. As noted previously, in developing the compensation program, the Compensation Committee retained an external consultant to conduct a competitive analysis of pay for the Company's officer group. In conducting its analysis for 1996, the consultant used a comparative survey of 15 electric utilities, chosen based on their business and size, with revenues from $.5 billion to $2.4 billion. The Compensation Committee believes the companies participating in the survey are a more appropriate comparison for the Company than the Edison Electric 100 companies used in the Performance Graph set forth following this Report, because the type of business and annual revenues of the companies included in the survey are more closely related to those of the Company. The companies included in the survey were Arizona Public Service Company; Boston Edison Company; CIPSCO Incorporated; Destec Energy, Inc.; Iowa-Illinois Gas and Electric Company; IPALCO Enterprises, Inc.; KU Energy Corporation; Louisville Gas and Electric Company; Minnesota Power; NIPSCO Industries, Inc.; Northern States Power Company; Puget Sound Power & Light Company; SCANA Corporation; and Wisconsin Power and Light Company. The external data from that survey was used to develop a market compensation for each executive position. "Market compensation" refers to the average total salary for utility executives as shown in the survey. Base salaries for the Company's executive officers (including Mr. Bayless and the other Named Executives) were set at market compensation levels in January 1996, in recognition of the increasingly competitive environment in the electric industry and the need to continue to attract and retain highly qualified executives, as well as the fact that a substantial portion of each executive's total compensation package is "at-risk," based on the achievement of certain corporate goals. See Short-Term Incentive Compensation and Long-Term Incentive Compensation below. Mr. Bayless received a 7.34% increase in base salary. The other Named Executives received increases ranging from 0% to 11%.

SHORT-TERM INCENTIVE COMPENSATION

     The Board adopted the Short-Term Incentive Plan to provide compensation for meeting or exceeding specified corporate objectives designed to contribute to the attainment of the Company's long-term strategic plan. Under the Short-Term Incentive Plan, target award levels are set as a percentage of each participant's base salary. In 1996, the percentage for Mr. Bayless was 40% and for the other executive officers ranged from 25-30%. Actual awards can vary from 0 to 150% of the target award level, depending upon the Company's performance in relation to pre-established goals. For 1996, pre-established goals for officers (including Mr. Bayless and the other Named Executives) consisted of three corporate objectives and six operational objectives. Seventy percent of target award levels were based on performance in relation to the corporate objectives and 30 percent of target award levels were based on performance in relation to operational objectives. The corporate objectives consisted of: 1) increasing the Company's intrinsic value, measured by cash flow return on investment; 2) improving profitability and cost management, measured by Operations & Maintenance expenses per kilowatt hour sold; and 3) improving customer and community satisfaction, measured by a customer satisfaction survey. The operational objectives consisted of: 1) utilizing human resources effectively, measured by a formula based on average number of retail customers and total full-time equivalent employees; 2) achieving employee assimilation of corporate values and culture, measured by an employee satisfaction survey; 3) maintaining a safe working environment, measured by a formula based on number of OSHA recordable injuries and illnesses; 4) improving the success of affirmative action/EEO hiring opportunities, measured by a formula based on number of successful candidates meeting affirmative action qualifications; and enhancing service reliability to meet customer needs and expectations, measured by: 5) a weighted average  forced  outage rate; and 6) average  outage  duration  in minutes.

     In calculating the percentage of target awards payable, the Compensation Committee established target performance levels for each of the corporate and operational objectives. Minimum performance levels (50%) and exceptional performance levels (150%) were established as well. No credit was given for performance below minimum levels. In order for any incentive compensation to be paid, the Company was required to meet at least the minimum performance levels on each of the corporate objectives. The Company exceeded the minimum performance levels for each of the corporate objectives in 1996. In addition, the Company exceeded the aggregate target levels for the corporate objectives and for the operational objectives. Based upon such performance, incentive compensation was awarded to each of the executive officers (including Mr. Bayless) in the amount of 142.5% of his or her target award level. Incentive compensation earned in 1996 by Mr. Bayless and the other Named Executives is set forth in the preceding Summary Compensation Table.

LONG-TERM INCENTIVE COMPENSATION

    At the recommendation of the Compensation Committee, the Board of Directors unanimously adopted, and, at the 1994 Annual Meeting of Shareholders, the shareholders approved the Tucson Electric Power Company 1994 Omnibus Stock and Incentive Plan (the "Omnibus Plan"). The Omnibus Plan was designed to retain and attract quality employees over the long term in a manner which directly aligns their interests with shareholder interests. On July 12, 1996, the Compensation Committee issued Incentive Stock Options ("ISOs") to all executive officers of the Company including Mr. Bayless and the other Named Executives. In calculating the level of awards to Mr. Bayless and the other executive officers under the Omnibus Plan, the Compensation Committee considered the aforementioned competitive analyses of executive compensation for comparable positions at other companies. Based on such analyses, as well as Mr. Bayless' continuing contribution to the Company's financial recovery and achievement of its long-term strategic goals, the Compensation Committee awarded Mr. Bayless incentive stock options with a total value equal to 53% of his base salary (based on 5% projected appreciation over the term of the options). The total value of stock options issued to other Named Executives ranged from 30% to 33% of base salary. The number of shares covered by the stock option grant to Mr. Bayless was 36,196. The Compensation Committee did not consider the number of options previously granted or outstanding.

     The Compensation Committee does not presently have a policy regarding qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Code.

                              Respectfully submitted,

                              THE COMPENSATION COMMITTEE
                              H. Wilson Sundt
                              Jose L. Canchola
                              John A. Jeter
                              R. B. O'Rielly
                              Donald G. Shropshire



                 TUCSON ELECTRIC POWER COMPANY
        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
  TUCSON ELECTRIC POWER COMPANY, S&P 500 INDEX, AND EEI INDEX
                OF 100 INVESTOR-OWNED UTILITIES


The graph showing on the hard copy represents the comparison of five year cumulative total return between Tucson Electric Power Company, the S&P
500 Index, and EEI index of 100 investor-owned utilities.  The graph's
X-axis shows the years 1991 to 1996, and the Y-axis shows dollar values from 0 to 250. The data points are connected by lines with the following markers:
TEP - triangles; S&P 500 Index - diamonds; EEI index of 100 investor-owned utilities - squares. The datapoints are as follows:

                          1991    1992    1993    1994    1995    1996
                          ----    ----    ----    ----    ----    ----

Tucson Electric
 Power Company            $100    $ 56    $ 81    $ 67    $ 72    $ 73

 S&P 500 Index            $100    $108    $118    $120    $165    $203

 EEI Index of 100
  Investor-owned
  Utilities               $100    $108    $120    $106    $139    $140

Assumes $100 invested on December 31, 1990 in Tucson Electric Power Company Common Stock, S&P Index and EEI Index. It is assumed that all dividends are reinvested in stock at the frequency paid and the returns of each component peer group issuer are weighted according to the issuer's stock market capitalization at the beginning of the period.


                 TRANSACTION OF OTHER BUSINESS

     So far as the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Meeting. If, however, any other matters shall properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters.

         SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 1998 Annual Meeting of the Company must be received by the Company no later than December 2, 1997 in order to be eligible for inclusion in the Company's Proxy Statement and the form of proxy relating to that meeting.

                                     By  order  of  the  Board  of
Directors




                                   DENNIS R. NELSON, Secretary

Dated:  March 31, 1997

SHAREHOLDERS ARE REQUESTED TO FILL OUT, DATE, SIGN, AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.







                                  APPENDIX

    (FORM OF PROXY CARD FOR REGISTERED SHAREHOLDERS)


     Shareholder Name
     Address
     Address


     You are cordially invited to join us at the Annual Meeting of Shareholders of Tucson Electric Power Company. This year's meeting will be held at the Marriott University Park, 880 E. Second Street, Tucson, Arizona on Friday, May 9,1997.

     At the meeting you will be asked to elect a Board of Directors. It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form below, and date, sign and return your proxy form in the enclosed, postpaid return envelope as promptly as possible.
     If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendations of your directors.

     As  in  the past years, we will discuss the business of  TEP
     during   the   meeting.   I  welcome   your   comments   and
     suggestions, and we will provide time during the meeting for questions from shareholders.

     I am looking forward to having you with us on the 9th of May. In the meantime, if you have questions regarding the Meeting, please phone our Investor Services Department at 520-884-3661.

                                        Sincerely,



(FORM OF PROXY CARD -- FRONT)

     TEAR HERE

TUCSON ELECTRIC POWER COMPANY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.
PROXY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED. IF  NO DIRECTION IS MADE,
THIS PROXY WILL BE
VOTED "FOR" ITEM 1.

 The  Board of Directors Recommends a vote FOR the following proposal:
     Election   of  Directors:   ELIZABETH  T.  ALEXANDER,
  CHARLES  E. BAYLESS, JOSE L. CANCHOLA,  JOHN L.  CARTER,
  JOHN   A. JETER, R. B. O'RIELLY, MARTHA R. SEGER, DONALD
  G SHROPSHIRE, H.WILSON SUNDT

                                   FOR                      WITHHOLD AUTHORITY
To withhold authority to     all nominees listed  [ ]       to vote for all  [ ]
vote for any individual      above (except as marked        nominees listed
nominee, write that          to the contrary to the         above
nominee's name in the        left)
space provided below.

_____________________________

                                        PLEASE MARK ALL
                                        CHOICES LIKE THIS   [x]

SIGNATURE______________________________________________DATE______

SIGNATURE______________________________________________DATE______




(FORM OF PROXY CARD -- BACK)

                       TUCSON ELECTRIC POWER COMPANY

      This Proxy is Solicited on Behalf of the Board of Directors of
               the Company for the Annual Meeting to be held
                               May 9, 1997.
                                   PROXY

The shareholder hereby appoints Charles E. Bayless and Ira R. Adler, and each of them, with the power of substitution, to represent and to vote on behalf of the shareholder all shares of Common Stock which the shareholder is entitled to vote at the Annual Meeting of Shareholders scheduled to be held at the Marriott University Park, 880 E. Second Street,
Tucson, Arizona, on May 9, 1997, and at any adjournments thereof, with all powers the shareholder would possess if personally present and particularly with respect to Item 1 and in their discretion, upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted "FOR" Item 1.
               continued, and to be voted on the other side



(FORM OF PROXY CARD FOR SHAREHOLDERS IN STREET NAME)
(FORM OF PROXY CARD -- FRONT)

                       TUCSON ELECTRIC POWER COMPANY

       NOTE:  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

Participant Number:__________  1. Election of the          FOR         WITHHOLD
Participant Name:____________  following nominees     all nominees     AUTHORITY
Depository:__________________  as Directors:          (except as       as to all
Shares:______________________  Alexander, Bayless,     indicated        nominees
                               Canchola, Carter,         below)
                               Jeter, O'Reilly,
                               Seger, Shropshire,           [ ]           [ ]
                               Sundt, and Winter

Withhold Authority to vote for the following nominees (write names):

____________________________________________________





           (continued, and to be signed, on the other side)





(FORM OF PROXY CARD -- BACK)

                       TUCSON ELECTRIC POWER COMPANY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING TO BE HELD ON MAY 9, 1997

                                   PROXY
The undersigned hereby appoints Charles E. Bayless and Ira R. Adler, and each of them, with the power of substitution, to represent and to vote on behalf of the undersigned all shares of Common Stock which the shareholder is entitled to vote at the Annual Meeting of Shareholders scheduled to be held at the Marriott University Park, 880 E. Second Street, Tucson, Arizona, on May 9, 1997, and at any and all adjournments thereof, with all powers undersigned would possess if personally present and particularly with respect to Item 1 and, in their discretion, upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Item 1.

SHAREHOLDER
      SIGN HERE    X
                     -------------------------        ---------
                             SIGNED                     (DATE)

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held by joint tenants in common or as community property, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title as such. If a corporation, please sign corporate name by President or other authorized office. If a partnership, please sign in partnership name by authorized person. Receipt is hereby acknowledged of Notice of Annual Meeting, Proxy Statement and the 1996 Annual Report.